UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of March 2019

Commission File Number: 001-36582

Auris Medical Holding Ltd.

(Exact name of registrant as specified in its charter)

Bahnhofstrasse 21

6300 Zug, Switzerland

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F	Form 40-F

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):

Yes	No	X

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):

Yes	No	X

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):

Yes	No	X

This Form 6-K is furnished by Auris Medical Holding Ltd. (the “Company”) to the U.S. Securities and Exchange Commission (the “SEC”) as notice that the Company has changed its jurisdiction of incorporation from Switzerland to Bermuda. The Company discontinued as a Swiss company and, pursuant to Article 163 of the Swiss Federal Act on Private International Law and Section 132G of the Companies Act 1981 of Bermuda (the “Companies Act”), continued its existence under the Companies Act as a corporation organized in Bermuda. This transaction is referred to as the “Redomestication.” The Company changed its name from “Auris Medical Holding AG” to “Auris Medical Holding Ltd.” in connection with the Redomestication. As a result, the Company’s future filings with the SEC will be made under the name Auris Medical Holding Ltd.

The Company’s common shares continued to trade on the Nasdaq Capital Market (“Nasdaq”) after the Redomestication under the symbol “EARS”. As a result of the Redomestication, the Company’s CUSIP/ISIN number relating to its common shares changed to CUSIP/ISIN (G07025 102/BMG070251027).

Description of Share Capital

The description under the heading “Item 10—Additional Information—B. Memorandum and articles of association—Bermuda Description of Share Capital” and “Item 10—Additional Information—B. Memorandum and articles of association—Comparison of Corporate Law” in the Company’s annual report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 14, 2019, is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2019

Auris Medical Holding Ltd.

By:	/s/ Hernan Levett
Hernan Levett Chief Financial Officer